VW CREDIT, INC. -- SERVICER                                               Page 1
21-Apr-98

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                Monthly Servicer Report Input and Summary Page


TRANSACTION SUMMARY
                                                                    From            To      Days
Current Interest Period                                            3/16/98        4/14/98    30
Series Allocation Percentage                                             100.00%


Initial Principal Balance                                        $375,000,000.00
Outstanding Principal Balance                                    $375,000,000.00
Principal Balance of Receivables for                             $548,206,900.98
Determination Date
Amount Invested in Receivables on Series                         $375,000,000.00
Issuance Date
Initial Invested Amount                                          $375,000,000.00
Invested Amount at the Beginning                                 $375,000,000.00
of Period
Invested Amount                                                  $375,000,000.00
Required Subordinated Amount                                      $68,606,381.69
Excess Funded Amount                                                       $0.00

Available Subordinated Amount (previous period)                   $87,820,130.47
Incremental Subordinated Amount (previous period)                 $10,373,223.45

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                           $1,875,000.00
Yield Supplement Account Beginning Balance                         $1,875,000.00
Yield Supplement Account Required Amount                           $1,875,000.00

Reserve Fund Initial Deposit                                       $1,875,000.00
Reserve Fund Required Amount                                       $1,875,000.00
Reserve Fund Beginning Balance                                     $1,875,000.00

Outstanding Carryover Amount - Beginning Balance                           $0.00
Yield Supplement Account Draw Amount                                       $0.00
Outstanding Carryover Amount - Ending Balance                              $0.00
Yield Supplement Account Balance - Ending Balance                  $1,875,000.00
Yield Supplement Account Required Deposit Amount                           $0.00

Reserve Fund Draw Amount                                                   $0.00
Reserve Fund Ending Balance                                        $1,875,000.00
Reserve Fund Required Deposit Amount                                       $0.00

1-month LIBOR Rate (annualized)                                       5.6875000%
Certificate Coupon (annualized)                                       5.8475000%
Prime Rate (annualized)                                               8.5000000%
Servicing Fee Rate (annualized)                                           1.000%
Excess Spread                                                         1.8325000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                          $523,866,336.43
Pool Balance at the Ending of Period                             $519,901,880.89
Average Aggregate Principal Balance                              $521,884,108.66

Aggregate Principal Collections                                  $269,938,678.70
New Principal Receivables                                        $265,974,223.16
Receivables Added for Additional Accounts                                  $0.00
Investor Default Amount                                                    $0.00
Net Losses                                                                 $0.00
Monthly Interest Accrued, but not Paid                                     $0.00
Ineligible Receivables                                                     $0.00
Ineligible Receivables in Prior Collection Period                          $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                 $0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                      $0.00
Spread Over Prime for Portfolio                                            0.18%
Weighted Average Interest Rate                                             8.68%



PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                  0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                           $38,353,651.64
Used Vehicle Percentage                                                     7.377%
Used Vehicle Percentage During Last Collection Period                       7.383%
Early Amortization Event?                                                   NO
Largest Dealer or Dealer Affiliation Balance                                $24,772,342.56
Largest Dealer Percentage                                                   4.729%

Aggregate Principal Amount of Receivables of Dealers over 2%                $18,238,967.62
Aggregate % Principal Amount of Receivables of Dealers over 2%              3.508%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                             $273,424,969.23
Aggregate Amount of Interest Collections                                    $3,486,290.53
Investment Proceeds                                                         $0.00
Aggregate Amount of Principal Collections                                   $269,938,678.70
Asset Receivables Rate                                                      7.012%
Use Asset Receivables Rate?                                                 NO
Carryover Amount (this Distribution Date)                                   N/A
Total Carryover Amount                                                      N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                        51.72%
Previous Collection Period Monthly Payment Rate                             42.70%
Monthly Payment Rate 3 months ago                                           47.17%
3-month Average Payment Rate                                                47.20%
12-month Minimum Payment Rate                                               42.70%
Early Amortization Event?                                                   NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                    YES
Last Day of Revolving Period                                                N/A
Invested Amount as of Last Day of Revolving Period                          N/A
Accumulation Period Length (months)                                         N/A
First Accumulation Date                                                     TO BE DETERMINED
Expected Final Payment Date                                                 N/A
Required Participation Percentage                                           4.00%
Principal Funding Account Balance                                           $0.00
Principal Payment Amount                                                    $0.00
Controlled Deposit Amount                                                   $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
i.    Monthly Interest Distribution                                         $1,827,343.75
ii.   Monthly Servicing Fee Distribution                                    $312,500.00
iii.  Reserve Fund Deposit Amount Distribution                              $0.00
iv.   Investor Default Amount Distribution                                  $0.00
v.    Outstanding Carryover Amount Distribution                             $0.00
vi.   Yield Supplement Account Deposit Amount Distribution                  $0.00
                                                                            -----
          Excess Servicing                                                  $355,752.66

Excess Servicing (Previous Period)                                          $997,641.38

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                           $0.0
Draw Amount                                                                 $0.0

VW CREDIT, INC. -- SERVICER                                               Page 2
        21-Apr-98
               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                     Summary


                    Collections                       Accrual           Distribution
                  ----------------               -------------------  ------------------
From:                   16-Mar-98
To:                     14-Apr-98
Days:                          29

   LIBOR Rate          5.6875000%
    (1 month)

Series #                 1        Active
VCI Rating:             N/A


               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD

                          Series                                        Excess      Required        Required        Outstanding
Series       Series     Allocation     Invested       Subordinated      Funded   Participation   Participation      Certificate
Number        Name      Percentage      Amount           Amount         Amount     Percentage        Amount           Balance
------        ----      ----------      ------           ------         ------     ----------        ------           -------
         Trust                       $375,000,000.00   $68,606,381.69   $0.00         N/A          $15,000,000.00
       1 Series 1996-1   100.00%     $375,000,000.00   $68,606,381.69   $0.00         4.00%        $15,000,000.00   $375,000,000.00


VW CREDIT, INC. -- SERVICER                                              Page 3
21-Apr-98
               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                              SERVICING CERTIFICATE



INITIAL AMOUNTS                                                              EXCESS SPREAD CALCULATION
---------------                                                              -------------------------
Initial Invested Amount                       $375,000,000.00                Weighted Average Rate Charged to Dealers        8.68%
Invested Amount                               $375,000,000.00                LIBOR                                           5.69%
Controlled Accumulation Amount                          $0.00                Certificate Rate (LIBOR+16 b.p.)                5.85%
Required Subordinated Amount                   $68,606,381.69                Servicing Fee Rate                              1.00%
Annualized Servicing Fee Rate                           1.00%                Investor Net Losses                             0.00%
                                                                                                                             ----
First Controlled Accumulation Date       TO BE DETERMINED                    Excess Spread                                   1.83%
Accumulation Period Length (months)            N/A
Expected Final Payment Date                    N/A
Initial Settlement Date                             28-Mar-96
Required Participation Percentage                       4.00%
Subordinated Percentage                                14.29%

SERIES 1996-1 MONTHLY REPORTING
-------------------------------
                                                                                  Required                  Excess
                                          Series 1996-1         Invested        Subordinated                Funding
Principal Receivables                         Total              Amount            Amount                   Amount
---------------------                         -----              ------            ------                   ------
Series Allocation Percentage                 100.00%
Beginning Balance                             $375,000,000.00  $375,000,000.00   $68,606,381.69                             $0.00
  Floating Allocation Percentage              71.58%             71.58%
  Fixed Allocation Percentage                  N/A

Principal Collections                         $269,938,678.70  $269,938,678.70      N.A.                     N.A.
New Principal Receivables                     $265,974,223.16  $265,974,223.16      N.A.                     N.A.
Principal Default Amounts                               $0.00        $0.00          N.A.                     N.A.
Receivables Added for Additional Accounts               $0.00        $0.00          N.A.                     N.A.
Controlled Deposit Amount                               $0.00          N/A          N.A.                     N.A.
Principal Allocation Percentage
"Pool Factor"                                   100.00000000%

Ending Balance                                $375,000,000.00  $375,000,000.00   $68,606,381.69                          $0.00
  Floating Allocation Percentage              72.13%             72.13%

Non-Principal Receivables

Interest Collections                            $2,495,596.41
Recoveries on Receivables Written Off                   $0.00
Investment Income                                       $0.00

VW CREDIT, INC. -- SERVICER                                              Page 4
21-Apr-98

               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                              SERVICING CERTIFICATE




Subordinated Amount & Reserve Fund              Current            Previous

Available Subordination Amount (Previous)      $87,820,130.47     $87,820,130.47
  Required Subordination Draw Amount                    $0.00                N/A
  Reserve Fund Funds to Inv. Default Amount             $0.00                N/A
  Excess Servicing (Previous Period)             $997,641.38         $359,379.09
                                                 ------------
(a) Available Subordinated Amount?             $88,817,771.85     $88,179,509.56

(b) Available Subordinated Amount?             $53,571,428.57     $53,571,428.57

Available Subordinated Amount                  $92,481,860.14     $86,547,947.59

Incremental Subordinated Amount                $15,034,953.12      $9,101,040.57
  Overconcentration Amount                     $18,238,967.62     $11,124,700.49

Beginning Reserve Fund Balance                  $1,875,000.00      $1,875,000.00
Reserve Fund Required Balance                   $1,875,000.00      $1,875,000.00
Reserve Fund Draw                                       $0.00                N/A
Reserve Fund Required Deposit                           $0.00                N/A
Reserve Fund Deposit Amount                             $0.00                N/A
Reserve Fund Release                                    $0.00                N/A
Ending Reserve Fund Balance                     $1,875,000.00      $1,875,000.00

Required Interest Distributions

Available Interest Collections                  $3,486,290.53      $3,973,652.46
  Certificateholder Interest Collections        $2,495,596.41      $2,937,172.63
  Subordinate Interest Collections                $456,570.24        $490,879.63
Investment Income                                       $0.00              $0.00
Reserve Fund Balance                           $1,875,000.00       $1,875,000.00
                                               --------------
Total Interest  Available                       $4,827,166.65      $5,303,052.26

Interest Shortfall                                      $0.00              $0.00
Additional Interest                                     $0.00              $0.00
Carry-over Amount                                       $0.00              $0.00
Carry-over Shortfall                                    $0.00              $0.00
Additional Carry-over Shortfall                         $0.00              $0.00

Monthly Servicing Fee                             $434,903.42        $429,665.69
Investor Monthly Servicing Fee                    $312,500.00        $312,500.00